UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a‑12

Assembly Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 11, 2020

The following Notice of Change of Location relates to the Definitive Proxy Statement filed by Assembly Biosciences, Inc. (we, us, Assembly or the Company) with the Securities and Exchange Commission (the SEC) on April 27, 2020 and subsequently made available to the our stockholders in connection with the solicitation of proxies for our 2020 Annual Meeting of Stockholders to be held Thursday, June 11, 2020. This supplement is being filed with the SEC and is being made available to stockholders on or about May 19, 2020. Our Proxy Statement and 2019 Annual Report are available on our website at https://investor.assemblybio.com/financial-information or at www.proxyvote.com.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

virtual-only stockholder meeting). If we take this step, we will announce the decision to do so in advance, and details regarding how to participate will be set forth in a press release issued by the Company and available at investor.assemblybio.com. Meeting Information* Meeting Type: Annual Meeting For Stockholders as of the close of business on: April 13, 2020 Date: June 11, 2020 Time: 8:00 A.M. PDT Location: Assembly Biosciences, Inc. 331 Oyster Point Blvd., Fourth Floor South San Francisco, California 94080

NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, June 11, 2020

May 19, 2020

Dear Stockholders:

Due to public health concerns relating to the ongoing spread of the coronavirus and the resulting COVID-19 pandemic, NOTICE IS HEREBY GIVEN that the location and format of the 2020 Annual Meeting of Stockholders (the Annual Meeting) has been changed, and the Annual Meeting will be conducted solely by remote communication (i.e., a virtual-only stockholder meeting). This change is to protect the safety, health and well-being of our stockholders, directors, employees and the public during the COVID-19 pandemic. As previously announced, the Annual Meeting will be held on Thursday, June 11, 2020 at 8:00 am Pacific Daylight Time (PDT).

You will not be able to attend the Annual Meeting in person at a physical location. However, the virtual Annual Meeting will provide stockholders of record as of the close of business on April 13, 2020, the ability to participate, vote their shares and ask questions during the meeting via audio webcast.

Despite the change to a virtual-only meeting, the proxy card or voting instruction form, as applicable, included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the Annual Meeting.

As provided in the proxy statement, an online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2019 Annual Report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/ASMB2020 during the meeting.

To be admitted to the virtual-only Annual Meeting, you should visit www.virtualshareholdermeeting.com/ASMB2020 and enter the 16-digit control number found on your Important Notice Regarding the Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.

Below are additional details on how stockholders can participate in the virtual-only Annual Meeting:

•	Access the meeting platform beginning at 7:45 a.m. PDT on June 11, 2020.
•	Vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
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Submit a question during the meeting by visiting www.virtualshareholdermeeting.com/ASMB2020, entering the stockholder’s 16-digit control number and submitting the question in the “Ask a Question” field.

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If any difficulties are encountered while accessing the virtual meeting, contact the technical support number that will be posted on the Virtual Shareholder Meeting log-in page. Technical support will be available beginning at 7:30 a.m. PDT on June 11, 2020 and will remain available until the meeting has ended.

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A list of stockholders entitled to vote will be available for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting during the Annual Meeting by following the link provided when stockholders login to www.virtualshareholdermeeting.com/ASMB2020, and for a period of ten days prior to the Annual Meeting by sending a request to corpsecretary@assemblybio.com.

Whether or not stockholders plan to attend the virtual-only annual meeting, Assembly Biosciences urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

If you have already voted, no additional action is required.

By Order of the Board of Directors,

John G. McHutchison, A.O., M.D.
Chief Executive Officer and President

the Following Voting Methods

D12392-P32